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   As filed with the Securities and Exchange Commission on September 7, 2001
                                         Registration   No. 333-________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              JPS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 57-0868166
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

 555 North Pleasantburg Drive, Suite 202                    29607
       Greenville, South Carolina                        (Zip code)
(Address of principal executive offices)

                                   -----------

                     JPS INDUSTRIES, INC. 1997 INCENTIVE AND
                      CAPITAL ACCUMULATION PLAN, AS AMENDED
                            (Full title of the plan)

                                   -----------

                               Charles R. Tutterow
                            c/o JPS Industries, Inc.
                     555 North Pleasantburg Drive, Suite 202
                        Greenville, South Carolina 29607
                     (Name and address of agent for service)

                                 (864) 239-3900
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lizanne Thomas, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

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                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                     Proposed maximum       Proposed maximum
     Title of securities          Amount to be        offering price           aggregate              Amount of
       to be registered            registered          per share (1)       offering price (1)   registration fee (1)
-----------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value      1,246,986              $5.718               $7,130,266              $1,783
=======================================================================================================================

         (1) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The offering price is calculated based on the average of the high and low sales prices of the registrant's Common Stock listed on The Nasdaq National Market on September 4, 2001, a date within five business days prior to the filing of this Registration Statement. The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .00025.

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                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement on Form
S-8.



                                     PART II




ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by JPS Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's annual report on Form 10-K for the fiscal year ended October 28, 2000, filed with the Commission on January 26, 2001;

         (b)      All other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 26, 2001; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 under the Act, filed with the Commission on October 20, 1997, and all amendments thereto and in Form 8-A under the Exchange Act, filed with the Commission on September 8, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has adopted provisions in its Certificate of Incorporation (the "Certificate") that provide that a director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) any transaction from which the director shall have derived an improper personal benefit.

         These provisions, as well as provisions in Article VIII of the Company's Amended and Restated By-laws (the "By-laws"), further provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding,



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whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, whether the bases of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent. Such person shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection therewith.

         The provisions in both the Certificate and the By-laws also provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The indemnification and advancement of expenses provided by these provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer. All rights to indemnification under these provisions shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while these provisions are in effect.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. Any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in the statue. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of such disinterested directors, (2) by a committee of disinterested directors, (3) if there are no such directors, by independent legal counsel in a written opinion, or (4) by the stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.



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ITEM 8.  EXHIBITS.

               Exhibit
               Number      Description
               -------     -----------

                  4 JPS Industries, Inc. 1997 Incentive and Capital Accumulation Plan, as amended

                  5        Opinion of Jones, Day, Reavis & Pogue re: legality

                  23.1     Consent of Jones, Day, Reavis & Pogue (included in
                           Exhibit 5)

                  23.2 Consent of Deloitte & Touche LLP, independent auditors


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) to include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that sub-paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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         (c)      Insofar as indemnification for liabilities arising under the
                  Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 7th day of September, 2001.


                              JPS INDUSTRIES, INC.



                              By:  /s/ Charles R. Tutterow
                                   --------------------------------------------
                              Name:  Charles R. Tutterow
                              Title:  Executive Vice President, Chief Financial
                                            Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                      Title                        Date

/s/ Michael L. Fulbright
-------------------------
Michael L. Fulbright       Chairman of the Board, President    September 7, 2001
                           and Chief Executive Officer


/s/ Charles R. Tutterow
-------------------------
Charles R. Tutterow        Executive Vice President, Chief     September 7, 2001
                           Financial Officer, Secretary and
                           Director


/s/ Robert J. Capozzi
-------------------------
Robert J. Capozzi          Director                            September 7, 2001

/s/ Nicholas P. DiPaolo
-------------------------
Nicholas P. DiPaolo        Director                            September 7, 2001

/s/ John M. Sullivan, Jr.
-------------------------
John M. Sullivan, Jr.      Director                            September 7, 2001



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                                  EXHIBIT INDEX


Exhibit
Number   Description
-------  -----------

4 JPS Industries, Inc. 1997 Incentive and Capital Accumulation Plan, as amended

5        Opinion of Jones, Day, Reavis & Pogue re: legality

23.1     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23.2     Consent of Deloitte & Touche LLP, independent auditors



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